 Exhibit 10.6

BR/CDP CHESHIRE BRIDGE TRUST AGREEMENT

THIS BR/CDP CHESHIRE BRIDGE TRUST AGREEMENT (the "Trust Agreement") is made and entered into effective as of May 29, 2015 by and between DUKE OF LEXINGTON, LLC, an Ohio limited liability company (“Duke”), COMMANDER HABERSHAM, LLC, an Ohio limited liability company (“Commander”) and BR/CDP CB VENTURE, LLC, a Delaware limited liability company (“BR CDP”) (referred to herein individually as a "Beneficiary" and collectively as "Beneficiaries") and CB OWNER, LLC (the "Trustee").

WITNESSETH:

WHEREAS, the Beneficiaries, as tenants-in-common pursuant to that certain Tenancy in Common Agreement, to be executed by and among the Beneficiaries, (the “TIC Agreement”), shall acquire certain property described in Exhibit "A", attached hereto and incorporated by reference herein (the "Property"), and desire the Trustee to hold legal title to such Property, and the Trustee is agreeable thereto; and

WHEREAS, the Beneficiaries and the Trustee desire to enter into this Trust Agreement to reflect the terms on which title to the Property is to be held.

NOW, THEREFORE, it is agreed that the Trustee shall hold title to the Property, in Trust, for the uses and purposes and subject to the terms and conditions hereinafter set forth.

1.          The Trustee shall hold legal title to the Property for the benefit of the Beneficiaries whose undivided tenancy-in-common interests therein are as follows:

Duke:	9.99%
Commander:	0.01%
BR CDP:	90.00%

2.          The Trustee shall open and maintain a checking account in the name of the Trustee for the benefit of the Beneficiaries. Such account shall be used exclusively for the financial transactions concerning the Property.

3.          The Trustee shall have no power or duty whatsoever to maintain, improve, manage, sell, finance or operate the Property except as set forth herein.  All authority to make any decisions with respect to the Property shall vest and reside solely in the Beneficiaries, subject only to the TIC Agreement and any other written agreement among them.

4.          Subject to the TIC Agreement and any other agreements entered into by the Beneficiaries, the Trustee shall comply with the Beneficiaries’ written directions, including to convey and transfer that Beneficiary’s interest in the Property, mortgage the Property or otherwise deal with the Property.  Otherwise, except as specifically provided herein, or otherwise agreed in writing by all Beneficiaries, the Trustee shall have no power or duty to sell, transfer, convey, mortgage or otherwise deal with title to the Property, but shall continue to hold, maintain and protect title to the Property pursuant to the terms of this Trust Agreement.

5.          The Beneficiaries are the beneficial owners of the Property in all respects and each shall be entitled to the benefit of its percentage interest (initially as set forth in Section 1 of this Trust Agreement) of all revenues and profits realized from, and shall be likewise proportionally responsible for all losses, costs, expenses, damages, fines, penalties and taxes incurred in connection with, the Property and its operation; provided further, that this Trust Agreement is not intended to establish or reflect a partnership or joint venture between the Beneficiaries with respect to the Property, it being the intention of the Beneficiaries that their relationship be solely that of tenants in common with respect to their interest in the Property.

6.          The Trust created by this Trust Agreement (the “Trust”) shall terminate upon any of the following events:

(a)	Any event authorized by the TIC Agreement or as otherwise agreed in writing by all of the Beneficiaries; or

(b)	Conveyance of title to the Property (or to the extent the Property is sold in separate parcels, upon the sale of the last parcel thereof) to the Beneficiaries or their successors or to any other person other than a successor Trustee, to the extent that such conveyance is in accordance with the terms of this Trust Agreement.

7.          Intentionally Omitted.

8.          Unless notified to the contrary, the Trustee shall be entitled to rely upon any direction given by the Beneficiaries or any designated successors thereto, or by any Beneficiary or its successors, with respect to such Beneficiary’s interest in the Property, to the extent such direction does not contravene the terms and conditions of the TIC Agreement or any other agreement entered into by the Beneficiaries.  Further, the Trustee may rely upon any direction given by any agent appointed by the Beneficiaries (any such party, a “Manager”) to act on their behalf as set forth in any written agreement between and among them, including but not limited to BR CDP.

9.          No instrument of conveyance or transfer executed by the Trustee shall contain any covenants of warranty, unless specifically agreed upon in writing by the Trustee and authorized in writing by the Beneficiaries.

10.         In no case shall any third party dealing with the Trustee be obliged to see that the terms of this Trust Agreement have been complied with, or be obliged to inquire into the necessity and expediency of any act of the Trustee, or be obliged to inquire into any of the terms of this Trust Agreement, and every instrument executed by the Trustee shall be conclusive evidence in favor of every person relying upon or claiming under the same that:

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(a)	at the time of the delivery thereof, the Trust created by this Trust Agreement was in full force and effect;

(b)	such instrument was executed in accordance with the terms and conditions contained in this Trust Agreement and is binding upon the Beneficiaries hereunder; and

(c)	the Trustee was duly authorized and empowered to execute such instrument.

11.         The Trustee shall not incur any liability on behalf of the Property or the Beneficiaries without the prior written consent of the Beneficiaries.

12.         The Trustee shall distribute promptly any monies derived from the Property coming into its possession to the Beneficiaries as directed by the TIC Agreement or any other written agreements among the Beneficiaries.

13.         In the event that any named Trustee or any successor Trustee appointed pursuant to the provisions of this paragraph should at any time: (i) resign as Trustee; (ii) die or otherwise become physically or mentally unable to perform his/her duties as Trustee; (iii) be relieved of his/her duties as Trustee by vote of a simple majority (i.e. in excess of 50%) of the interests of the Beneficiaries (or as authorized by the TIC Agreement and/or as otherwise agreed and signed in writing by all of the Beneficiaries); or (iv) otherwise cease for any reason to act as Trustee, then the Trustee or any successor Trustee appointed pursuant to the provisions of this paragraph (or as authorized by the TIC Agreement and/or as otherwise agreed and signed in writing by all of the Beneficiaries), upon written direction of the Beneficiaries, shall execute such documents as may be reasonably required to transfer the assets of the Trust to a successor Trustee, including, but not limited to, a Trustee deed in form acceptable to the Beneficiaries.  In the event that the current Trustee is unable or unwilling to execute such documents as may be necessary to transfer the assets of the Trust to a successor Trustee, the Beneficiaries shall, acting unanimously or through their Manager, have the right to:

(a)	deliver to any third party having possession or control over the assets of the Trust written direction to transfer such possession or control over said assets to the successor Trustee designated in such written notice; or

(b)	bring an action in any court of law having competent jurisdiction over the Trustee or the assets of the Trust for the appointment of a successor Trustee and for such other relief as the Beneficiaries deem appropriate, including, without limitation, an order transferring title to the Property to said successor Trustee; and/or

(c)	take such other actions as may be permitted by law to preserve the assets of the Trust.

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In the event that it becomes necessary to appoint a successor Trustee under this paragraph, such successor shall be appointed by a vote of a simple majority of the interests of the Beneficiaries, and/or as authorized by the TIC Agreement or as otherwise agreed and signed in writing by all of the Beneficiaries.

Any successor or substitute Trustee hereunder shall, upon acceptance of such Trustee, succeed to and be vested with all of the title, powers, immunities and privileges, and shall be subject to all of the duties, of the Trustee hereunder.  Any Trustee may at any time resign upon delivery of written notice to the Beneficiaries and conveyance of title to the Property to a successor Trustee determined in accordance herewith. If the Trustee is unable to determine to its satisfaction the proper successor, the Trustee may convey title to the Property to the Beneficiaries in accordance with their respective interests. Reference in this Trust to "Trustee" shall be deemed to include original successor or substitute Trustees, as well as the original Trustee.

14.         (a)          The Trustee shall not be responsible for, and the Beneficiaries hereby agree, jointly and severally, to indemnify, defend and hold harmless the Trustee, individually and as Trustee, its heirs, personal representatives, successors and assigns, against all loss, claim, damage, cost or expense, including reasonable attorney’s fees, arising out of or in connection with this Trust Agreement and/or the Property, excepting, however, matters resulting from the Trustee’s willful misconduct or gross negligence. Unless otherwise agreed to among the Beneficiaries and the Trustee, the Trustee shall not be liable personally on any note, mortgage or other instrument of indebtedness, or on any warranty, covenant or representation contained in any deed or other instrument, with respect to the Property that the Trustee may, at the request of all of the Beneficiaries, execute.  The Trustee shall in no event be required to advance any money in connection with this Trust Agreement or the Property. The Trustee shall in no event be required to take any action hereunder which, in the judgment of the Trustee, may involve or result in liability of the Trustee, without first being indemnified by all of the Beneficiaries to the reasonable satisfaction of the Trustee.

(b)          The Beneficiaries hereby agree that they shall, at all times during the existence of the Trust created by this Trust Agreement, maintain, with respect to the Property: (i) a broad form comprehensive policy of public liability insurance; (ii) fire and extended hazard coverage insurance with respect to any improvements on the Property; and (iii) an Errors and Omissions insurance policy in favor of Trustee.  Such policies shall be in such amounts, with such companies and with such endorsements as shall be satisfactory to the Beneficiaries and the Trustee and such policies shall name the Trustee as the insured or as an additional insured. The Beneficiaries shall provide the Trustee with evidence of the foregoing upon request.

(c)          The Beneficiaries acknowledge and agree that Trustee is an affiliate of BR CDP and CDP Developer I, LLC ("Developer"), that the Trustee, on behalf of the Trust, and the Developer will be concurrently herewith entering into a Development Agreement, in form approved by the Beneficiaries (the "Development Agreement") and that Developer (or certain principals of Developer), by virtue of being an affiliate of Trustee, may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Property, with no obligation to offer to the Beneficiaries the right to participate therein or to account therefor.  For and in consideration of Trustee’s agreement to serve as Trustee, the Beneficiaries hereby waive and release Trustee from any and all claims, including, without limitation, claims of a fiduciary nature, which may arise from the relationship between Trustee and Developer, as a result of Developer taking certain actions in connection with the Property (provided, such actions are consistent with the TIC Agreement and/or such other documents entered into between the Beneficiaries).

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15.         The Trustee, at the direction of the Beneficiaries pursuant to the TIC Agreement or any other written agreement among them, may file a complaint for appropriate relief in any court of competent jurisdiction relative to any matter arising in connection with this Trust Agreement.

16.         This Trust Agreement may be amended at any time upon written direction by all of the Beneficiaries (excluding any Beneficiary who has directed the Trustee to convey out that Beneficiary’s interest in the Property), provided that the Trustee shall not be bound to accept any amendment which, in the judgment of the Trustee, increases the duties, obligations, responsibilities or liabilities of the Trustee.

17.         Notices.         Any notification, instruction, direction or other notice permitted or required under this Agreement shall be in writing and shall be delivered (a) by hand, (b) by U.S. Certified Mail, return receipt requested, (c) by facsimile transmission, with a copy thereof simultaneously forwarded by U.S. First Class Mail, or (d) by nationally recognized overnight delivery service, to the party to whom directed at the following addresses:

Beneficiaries:

Duke of Lexington, LLC

c/o Fred Keith

Keith & Associates

715 Bakewell Street

Covington, KY 41011

Commander Habersham, LLC

c/o J. Robert Brown

One Grandin Lane

Cincinnati, OH 45208

Facsimile No. (513) 321-5169

BR/CDP CB Venture, LLC

880 Glenwood Avenue SE

Suite H

Atlanta, Georgia 30316

Attn: Rob Meyer

Facsimile No. (404) 890-5681

With a copy to:

Nelson Mullins Riley & Scarborough LLP

201 17th Street NW, Suite 1700

Atlanta, Georgia 30363

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Attn: Eric R. Wilensky, Esq.

Facsimile No. (404) 322-6050

With a copy to:

Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: James Babb and Mike Konig

Email: jbabb@bluerockre.com and mkonig@bluerockre.com

Trustee:

CB Owner, LLC

880 Glenwood Avenue SE

Suite H

Atlanta, Georgia 30316

Attn: Rob Meyer

Facsimile No. (404) 890-5681

With a copy to:

Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: James Babb and Mike Konig

Email: jbabb@bluerockre.com and mkonig@bluerockre.com

Delivery shall be deemed complete, if by hand, upon actual delivery to the party to whom directed; if by Certified Mail, the earlier of actual delivery to the party’s address by the U.S. Postal Service, or three (3) business days after deposit thereof with the U.S. Postal Service; if by facsimile, the date of the written delivery confirmation of the sender if such confirmation indicates a time prior to 5:00 p.m. EST/EDT on a business day, or if the written delivery confirmation indicates a day other than a business day or a time after 5:00 p.m. EST/EDT on a business day, then on the next business day; and if by overnight delivery service, upon delivery by such service to the party’s address. Any party may change the address to which notices, instructions or directions shall be delivered by giving the other parties notice in accordance with this Section.

18.         Governing Law.  This Agreement shall be governed by the laws of the State of Georgia.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.

TRUSTEE:

Signed and Acknowledged		CB OWNER, LLC, a Delaware
in the presence of:		limited liability company

/s/ Benjamin Field		By:	/s/ Mark Mechlowitz
Print Name:	Benjamin Field	Name:	Mark Mechlowitz
		Title:	Vice President
/s/ Hannah Schett
Print Name:	Hannah Schett

BENEFICIARIES:

Signed and Acknowledged		DUKE OF LEXINGTON, LLC, an Ohio
in the presence of:		limited liability company

/s/ William S. Stacey		By:	/s/ Jeanne C. Miller
Print Name:	William S. Stacey	Name:	Jeanne C. Miller
		Title:	Manager
/s/ Michael T. Chambers
Print Name:	Michael T. Chambers

Signed and Acknowledged		COMMANDER HABERSHAM, LLC, an Ohio
in the presence of:		limited liability company

/s/ Sean Parker		By:	/s/ J. Robert Brown
Print Name:	Sean Parker	Name:	J. Robert Brown
		Title:	Manager
/s/ Emily Juday
Print Name:	Emily Juday

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Signed and Acknowledged		BR/CDP CB VENTURE, LLC,
in the presence of:		a Delaware limited liability company

		By:	CB Developer, LLC, a Georgia
limited liability company, a Manager
/s/ Benjamin Field
Print Name:	Benjamin Field		By:	Catalyst Development Partners II, LLC,
a Georgia limited
liability company, as its
Manager
/s/ Elizabeth Smith
Print Name:	Elizabeth Smith			By:	/s/ Mark Mechlowitz
				Name:	Mark Mechlowitz
				Title:	Manager

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EXHIBIT A

Legal Description

All that tract of land lying or being Land Lot 6, 17th District, Fulton County and the City of Atlanta, Georgia, and being more particularly described as follows:

BEGINNING at a 1/2 inch re-bar found at the intersection of the southerly right of way of Interstate 85, a variable width right of way, and the westerly right of way of Cheshire Bridge Road, also a variable width right of way;

THEN leaving the right of way of Interstate 85, proceed the following courses along the said westerly right of way of Cheshire Bridge Road:

South 55 degrees 38 minutes 44 seconds East for 30.92 feet to a 1/2 inch re-bar found;

THEN South 06 degrees 51 minutes 23 seconds East for 248.74 feet to a nail found;

THEN South 28 degrees 07 minutes 38 seconds East for 42.38 feet to a 1/2 inch re-bar found;

THEN South 67 degrees 28 minutes 12 seconds West for 145.43 feet to a 1/2 inch re-bar found;

THEN South 00 degrees 42 minutes 52 seconds West for 123.24 feet to a 1/2 inch re-bar found;

THEN North 88 degrees 37 minutes 53 seconds West for 43.35 feet to a 1/2 inch re-bar found;

THEN South 09 degrees 34 minutes 54 seconds East for 86.90 feet to a 1/2 inch re-bar found;

THEN North 89 degrees 25 minutes 02 seconds West for 172.15 feet to a 1/2 inch open top pipe found;

THEN North 25 degrees 59 minutes 36 seconds West for 95.01 feet to a point;

THEN North 26 degrees 42 minutes 06 seconds West for 470.00 feet to a point on the southerly variable right of way of Interstate 85;

THEN continue the following courses along said southerly right of way of Interstate 85;

North 82 degrees 57 minutes 58 seconds East for 105.01 feet to a 1/2 inch re-bar found;

THEN North 79 degrees 50 minutes 07 seconds East for 257.68 feet to a point;

THEN North 89 degrees 59 minutes 21 seconds East for 156.66 feet to a 1/2 inch re-bar found at the POINT OF BEGINNING.

Together with and subject to covenants, easements, and restrictions of record.

Said property contains 4.877 acres more or less.

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